Exhibit 99.1

Sana Biotechnology Reports Third Quarter 2025 Financial Results and Business Updates

Announced increased focus on type 1 diabetes and in vivo CAR T programs

Regulatory interactions increase confidence in moving forward with GMP master cell bank for SC451, nonclinical testing plan, and path to filing SC451 Investigational New Drug Application (IND) as early as 2026

The New England Journal of Medicine published positive 12-week clinical results of ongoing type 1 diabetes study with UP421,

which demonstrate that Sana’s hypoimmune-modified pancreatic islet cells are safe and well-tolerated, survive, evade detection by the immune system, and produce insulin in the patient

Next-generation in vivo CAR T product candidate, SG293, demonstrates deep B-cell depletion and immune reset with a single treatment in non-human primates; expect to file IND for SG293 in B-cell cancers and/or B-cell mediated autoimmune diseases as early as 2027

To focus resources on SC451 and SG293, suspended enrollment and further internal investment in allogeneic CAR T studies

Raised aggregate gross proceeds of $115.8 million from sales of common stock through Sana’s at the market offering facility (ATM) and equity financing in the third quarter of 2025

Q3 2025 cash position of $153.1 million and $170.5 million pro forma cash balance including recent ATM activity; expected cash runway into late 2026

SEATTLE — November 6, 2025 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the third quarter 2025.

Sana announced it will prioritize future development activity for SC451, a HIP-modified stem cell-derived pancreatic islet cell therapy for type 1 diabetes, and for SG293, an in vivo CAR T with CD8-targeted fusogen delivery of a CD19-directed CAR. The company continues to see meaningful progress in its type 1 diabetes program, particularly in advancing SC451 toward an IND. In addition, Sana improved the potency and manufacturability of its next-generation in vivo CAR T product platform, and the company is incorporating these updates into SG293 and expects to file an IND for this program as early as 2027. The company has suspended development of its two allogeneic cell therapy CAR T programs – SC291 in B-cell mediated autoimmune diseases and SC262 in oncology.

“Given our recent progress and the potentially transformative impact with SC451 in type 1 diabetes, as well as with our in vivo CAR T platform across a range of diseases, now is the time to concentrate our efforts in these programs,” said Steve Harr, President and CEO of Sana. “Our goal for SC451 in type 1 diabetes is a single treatment leading to normal blood glucose with no need for further insulin treatment or immunosuppression, and the past several quarters of clinical results, manufacturing progress, and regulatory developments have solidified our confidence that this is possible. Additionally, as we progress toward our goals of filing an IND and beginning our Phase 1 clinical trial next year, we believe now is the time to free up resources to invest in scaling this important therapy. Separately, we have increased the potency of in vivo CAR T platform, and based upon preclinical data, believe we have the opportunity to develop best-in-class therapies with a single treatment and no conditioning chemotherapy for a range of B-cell cancers and B-cell mediated autoimmune diseases. Based upon our momentum and given the resources required to fully exploit these opportunities, we have made the difficult decision to suspend our allogeneic CAR T programs, including SC291 and SC262. While these programs increased our confidence in our HIP platform, we believe the impact we can have for patients and shareholders is now greater with increased focus on SC451 and in vivo CAR T cells.”

Recent Corporate Highlights

Published positive results from an investigator-sponsored, first-in-human study transplanting UP421, an allogeneic primary islet cell therapy engineered with hypoimmune platform (HIP) technology, into a patient with type 1 diabetes without the use of any immunosuppression.

•
UP421 is a primary human HIP-modified pancreatic islet cell therapy for patients with type 1 diabetes. The goal of this investigator-sponsored trial (IST) is to understand safety, immune evasion, islet cell survival, and beta cell function, as measured by C-peptide production, of HIP-modified pancreatic islet cells transplanted into type 1 diabetes patients without the use of any immunosuppression. The trial is being conducted under a clinical trial authorization at Uppsala University Hospital with Dr. Per-Ola Carlsson as the principal investigator.

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Results of the study through 6 months after cell transplantation demonstrate the survival and function of pancreatic beta cells as measured by the presence of circulating C-peptide, a biomarker indicating that transplanted beta cells are producing insulin. C-peptide levels also increase with a mixed meal tolerance test at these timepoints, consistent with insulin secretion in response to a meal. 12-week PET-MRI scanning demonstrated islet cells at the transplant site. The study identified no safety issues, and the HIP-modified islet cells evaded immune detection.
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The New England Journal of Medicine (NEJM) published a journal article titled “Survival of Transplanted Allogeneic Beta Cells with No Immunosuppression” (DOI: 10.1056/NEJMoa2503822). The article discusses 12-week results from this study. NEJM also published an accompanying editorial that further describes both the Sana technology and progress in the field (DOI: 10.1056/NEJMe2507578).
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Sana and Uppsala University Hospital expect to report additional data from the IST, including longer-term follow-up.

Advancing our focused pipeline across two platforms:

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Hypoimmune Platform – Type 1 diabetes – Sana continues pre-clinical development of SC451, an O-negative, HIP-modified, iPSC-derived pancreatic islet cell therapy, which uses the same HIP technology as UP421. Sana has had multiple interactions with regulators over the past several months, including an FDA INTERACT meeting, the results of which increase confidence in moving forward with our HIP-edited master cell bank for GMP manufacturing and our nonclinical testing plan. Sana expects to file an IND and begin our Phase 1 clinical trial for SC451 as early as 2026.
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Fusogen Platform – In vivo CAR T cells – SG293 is the next-generation version of our prior SG299 product candidate and was renamed to reflect an updated construct and manufacturing process. SG293 is a CD8-targeted fusosome that delivers to CD8+ T cells the genetic material to make CD19-directed CAR T cells while avoiding potentially troublesome delivery to tissues such as the liver. SG293 builds on data from SG299, showing cell-specific delivery and deep B-cell depletion – as measured by depletion in circulating and lymph node B cells as well as a phenotypic reset when B cells return – in non-human primates without the use of any lymphodepleting chemotherapy. Sana intends to explore SG293 in both B-cell cancers and B-cell mediated autoimmune diseases. The company expects to file an IND for SG293 as early as 2027.
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SC291 (HIP-modified CD19-directed allogeneic CAR T) in autoimmune diseases and SC262 (HIP-modified CD22-directed allogeneic CAR T) in oncology – Sana recently published in the journal Cell Stem Cell an article titled “Hypoimmune CD19 CAR T cells evade allorejection in patients with cancer and autoimmune disease,” which provides additional clinical data showing how HIP-modified cells avoid immune attack (doi.org/10.1016/j.stem.2025.07.009). Nevertheless, as the company seeks to further prioritize resources and follow promising data in the SC451 and fusogen programs, Sana has suspended enrollment and further internal investment in the respective Phase 1 trials.

Raised aggregate gross proceeds of $133.2 million from sales of common stock through Sana’s at-the-market offering facility (ATM) and equity financing in the third and fourth quarters of 2025; expected cash runway into late 2026.

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Closed public offering in August 2025 of 24.3 million shares of Sana’s common stock, including 3.4 million shares pursuant to the full exercise of the underwriters' option to purchase additional shares, and pre-funded warrants to purchase 1.5 million shares of Sana’s common stock. The gross proceeds from this offering were $86.3 million before deducting underwriting discounts and commissions and offering expenses.
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Raised gross proceeds of $29.5 million in the third quarter of 2025 and an additional $17.4 million in the fourth quarter of 2025 from sales of common stock through Sana’s ATM.

Third Quarter 2025 Financial Results

GAAP Results

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Cash Position: Cash, cash equivalents, and marketable securities as of September 30, 2025 were $153.1 million compared to $152.5 million as of December 31, 2024. The increase of $0.6 million was primarily driven by net proceeds from equity financings of $109.7 million and other cash inflows of $2.4 million, partially offset by cash used in operations of $111.2 million.

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Research and Development Expenses: For the three and nine months ended September 30, 2025, research and development expenses, inclusive of non-cash expenses, were $30.1 million and $97.1 million, respectively, compared to $53.2 million and $170.5 million for the same periods in 2024. The decreases of $23.1 million and $73.5 million for the three and nine months ended September 30, 2025 compared to the same periods in 2024, respectively, were primarily due to the portfolio prioritization announced in the fourth quarter of 2024, which resulted in lower research, laboratory, and clinical development costs, lower personnel-related costs, including non-cash stock-based compensation, and a decrease in facility and other allocated costs. Research and development expenses include non-cash stock-based compensation of $3.2 million and $12.0 million, respectively, for the three and nine months ended September 30, 2025, and $6.5 million and $19.5 million for the same periods in 2024.
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Research and Development Related Success Payments and Contingent Consideration: For the three and nine months ended September 30, 2025, Sana recognized non-cash expenses of $3.1 million and $15.3 million, respectively, compared to a non-cash gain of $5.5 million and a non-cash expense of $4.6 million for the same periods in 2024, in connection with the change in the estimated fair value of the success payment liabilities and contingent consideration in aggregate. The value of these potential liabilities fluctuates significantly with changes in Sana’s market capitalization and stock price.
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General and Administrative Expenses: General and administrative expenses for the three and nine months ended September 30, 2025, inclusive of non-cash expenses, were $10.3 million and $32.1 million, respectively, compared to $14.1 million and $46.8 million for the same periods in 2024. The decreases of $3.8 million and $14.7 million for the three and nine months ended September 30, 2025, respectively, compared to the same periods in 2024 were primarily due to lower personnel-related costs, including non-cash stock-based compensation, due to a decrease in headcount in connection with the portfolio prioritization announced in the fourth quarter of 2024, and decreased legal and consulting fees. General and administrative expenses include non-cash stock-based compensation of $2.3 million and $7.1 million for the three and nine months ended September 30, 2025, respectively, compared to $4.3 million and $11.8 million for the same periods in 2024.
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Impairment of Long-Lived Assets: For the nine months ended September 30, 2025, non-cash impairment of long-lived assets was $44.6 million, compared to zero for the same period in 2024. The non-cash impairment, recorded in the second quarter of 2025, was primarily related to Sana’s manufacturing facility in Bothell, Washington and certain laboratory and office space in Seattle, Washington. Because of the increased availability of manufacturing capacity at third-party contract development and manufacturing organizations (CDMOs) for cell and gene therapy products as well as progress in understanding its near-term manufacturing needs, Sana expects to use CDMOs to meet its manufacturing needs at present and has suspended further build-out of internal manufacturing capabilities.
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Net Loss: Net loss for the three and nine months ended September 30, 2025 was $42.2 million, or $0.16 per share, and $185.3 million, or $0.75 per share, respectively, compared to $59.9 million, or $0.25 per share, and $217.7 million, or $0.95 per share, for the same periods in 2024.

Non-GAAP Measures

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Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the nine months ended September 30, 2025 was $108.0 million compared to $153.1 million for the same period in 2024. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities, excluding cash inflows from financing activities, costs related to the portfolio prioritizations in the fourth quarters of 2024 and 2023, and the purchase of property and equipment.
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Non-GAAP Net Loss: Non-GAAP net loss for the three and nine months ended September 30, 2025 was $39.0 million, or $0.15 per share, and $125.4 million, or $0.51 per share, respectively, compared to $64.7 million, or $0.27 per share, and $208.3 million, or $0.91 per share, for the same periods in 2024. Non-GAAP net loss excludes non-cash expenses and gains related to the change in the estimated fair value of contingent consideration and success payment liabilities, and non-cash impairment losses recorded in 2025.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are a passionate group of people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, WA, Cambridge, MA, and South San Francisco, CA.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates, and technology platforms, including its preclinical, clinical, and regulatory development plans and timing expectations, including with respect to the substance and timing of potential INDs, the commencement of clinical trials, and potential indications for and the potential impact of its product candidates; expectations with respect to the Company’s areas of focus and program prioritization; expectations with respect to the impact of regulatory interactions and the ability to move forward with the Company’s HIP-edited master cell bank for GMP manufacturing, nonclinical testing plan, and path to filing an IND for SC451; expectations with respect to the benefits of SG293, including with respect to B-cell depletion, immune reset, potency, cell-specific delivery, and manufacturability; expectations with respect to the Company’s allogeneic cell therapy CAR T platform and programs, including SC291 and SC262; the potential ability to develop best-in-class in vivo CAR T therapies with a single treatment and no conditioning chemotherapy for a range of B-cell cancers and B-cell mediated autoimmune diseases; the potential ability to deliver on our goal for SC451 in type 1 diabetes to be a single treatment leading to normal blood glucose with no need for further insulin treatment or immunosuppression; expectations regarding the timing, substance, significance, and impact of data from preclinical studies and clinical trials of the Company’s product candidates and technologies and an IST utilizing HIP-modified primary pancreatic islet cells, including expectations for reporting of additional data from the IST; expectations regarding the Company’s cash runway, investment in the Company’s pipeline, the Company’s allocation and prioritization of resources, and the potential impact for patients and shareholders; expectations regarding the use of CDMOs; and statements made by the Company’s President and Chief Executive Officer. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as economic, market, and social disruptions. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s Securities and Exchange Commission (SEC) reports, including but not limited to its Quarterly Report on Form 10-Q dated November 6, 2025. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	September 30, 2025	December 31, 2024
	(in thousands)
Cash, cash equivalents, and marketable securities	$153,054	$152,497
Total assets	435,432	501,020
Contingent consideration	115,141	108,968
Success payment liabilities	13,726	4,556
Total liabilities	240,124	250,516
Total stockholders' equity	195,308	250,504

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Operating expenses:
Research and development	$30,106	$53,206	$97,056	$170,528
Research and development related success payments and contingent consideration	3,124	(5,497)	15,343	4,566
General and administrative	10,285	14,052	32,110	46,763
Impairment of long-lived assets	-	-	44,611	-
Total operating expenses	43,515	61,761	189,120	221,857
Loss from operations	(43,515)	(61,761)	(189,120)	(221,857)
Interest income, net	1,003	2,579	2,572	8,815
Other income (expense), net	360	(742)	1,207	(4,648)
Net loss	$(42,152)	$(59,924)	$(185,341)	$(217,690)
Net loss per common share – basic and diluted	$(0.16)	$(0.25)	$(0.75)	$(0.95)
Weighted-average number of common shares – basic and diluted	260,494	235,412	245,580	229,076

Sana Biotechnology, Inc.

Changes in the Estimated Fair Value of Success Payments and Contingent Consideration

	Success Payment Liability(1)	Contingent Consideration(2)	Total Success Payment Liability and Contingent Consideration
	(in thousands)
Liability balance as of December 31, 2024	$4,556	$108,968	$113,524
Changes in fair value – expense	93	1,864	1,957
Liability balance as of March 31, 2025	4,649	110,832	115,481
Changes in fair value – expense	3,962	6,300	10,262
Liability balance as of June 30, 2025	8,611	117,132	125,743
Changes in fair value – expense (gain)	5,115	(1,991)	3,124
Liability balance as of September 30, 2025	$13,726	$115,141	$128,867
Total change in fair value for the nine months ended September 30, 2025	$9,170	$6,173	$15,343

(1)
Cobalt Biomedicine, Inc. (Cobalt) and the President and Fellows of Harvard College (Harvard) are entitled to success payments pursuant to the terms and conditions of their respective agreements. The success payments are recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.
(2)
Cobalt is entitled to contingent consideration upon the achievement of certain milestones pursuant to the terms and conditions of the agreement. Contingent consideration is recorded at fair value and remeasured at each reporting period with changes in the estimated fair value recorded in research and development related success payments and contingent consideration on the statement of operations.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the company’s actual ongoing costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and certain one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period-to-period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provides investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allows for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Nine Months Ended September 30,
	2025	2024
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$152,497	$205,195
Ending cash, cash equivalents, and marketable securities	153,054	199,007
Change in cash, cash equivalents, and marketable securities	557	(6,188)
Cash paid to purchase property and equipment	65	32,994
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	622	26,806
Adjustments:
Net proceeds from issuance of common stock	(109,724)	(181,000)
Cash paid for personnel-related costs incurred in connection with portfolio prioritizations	1,062	1,110
Operating cash burn – Non-GAAP	$(108,040)	$(153,084)

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Net loss – GAAP	$(42,152)	$(59,924)	$(185,341)	$(217,690)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	5,115	(5,732)	9,170	2,316
Change in the estimated fair value of contingent consideration(2)	(1,991)	235	6,173	2,250
Impairment of long-lived and other assets	-	763	44,611	4,832
Net loss – Non-GAAP	$(39,028)	$(64,658)	$(125,387)	$(208,292)
Net loss per share – GAAP	$(0.16)	$(0.25)	$(0.75)	$(0.95)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	0.02	(0.02)	0.04	0.01
Change in the estimated fair value of contingent consideration(2)	(0.01)	-	0.02	0.01
Impairment of long-lived and other assets	-	-	0.18	0.02
Net loss per share – Non-GAAP	$(0.15)	$(0.27)	$(0.51)	$(0.91)
Weighted-average shares outstanding – basic and diluted	260,494	235,412	245,580	229,076

(1)
For the three months ended September 30, 2025, the expense related to the Cobalt success payment liability was $4.8 million compared to a gain of $4.9 million for the same period in 2024. For the nine months ended September 30, 2025, the expense related to the Cobalt success payment liability was $8.5 million compared to $2.3 million for the same period in 2024. For the three months ended September 30, 2025, the expense related to the Harvard success payment liabilities was $0.3 million compared to a gain of $0.8 million for the same period in 2024. For the nine months ended September 30, 2025, the expense related to the Harvard success payment liabilities was $0.7 million compared to an immaterial gain for the same period in 2024.
(2)
The contingent consideration is in connection with the acquisition of Cobalt.